Exhibit 10.10

AMENDMENT TO

MASTER FUNDING AND DEVELOPMENT AGREEMENT

THIS AMENDMENT TO MASTER FUNDING AND DEVELOPMENT AGREEMENT (this “Amendment”) is made and entered into as of the 20th day of April, 2015 by and among ADEPTUS HEALTH LLC, a Delaware limited liability company (“Adeptus”), ADPT-CO MPT HOLDINGS LLC, a Texas limited liability company (“Colorado Lessee”), and NORTH AURORA MEDICAL CENTER LLC, ADPT HOUSTON HOLDINGS LLC, CONROE MEDICAL CENTER LLC, GILBERT MEDICAL CENTER LLC, GLENDALE MEDICAL CENTER LLC, VICTORY LAKES MEDICAL CENTER LLC, MCKINNEY 5000 EL DORADO MEDICAL CENTER LLC, GREEN VALLEY MEDICAL CENTER LLC, CONVERSE MEDICAL CENTER LLC, CHANDLER GERMANN MEDICAL CENTER LLC, TEXAS REGIONAL HOSPITAL LLC, SUMMERWOOD MEDICAL CENTER LLC, and HASLET MEDICAL CENTER LLC, each a Texas limited liability company (collectively, the “Adeptus Lessees” and together with Adeptus and Colorado Lessee, the “Adeptus Parties”), and MPT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“MPT”), and MPT OF SUMMERWOOD FCER, LLC, MPT OF FORT WORTH FCER, LLC, MPT OF CARROLLTON AD, LLC, MPT OF CHANDLER FCER, LLC, MPT OF CONVERSE FCER, LLC, MPT OF DENVER 48TH FCER, LLC, MPT OF MCKINNEY FCER, LLC, MPT OF VICTORY LAKES FCER, LLC, MPT OF GLENDALE FCER, LLC, MPT OF GILBERT FCER, LLC, MPT OF CONROE FCER, LLC, MPT OF HOUSTON VINTAGE AD, LLC and MPT OF AURORA FCER, LLC, each a Delaware limited liability company (collectively, the “MPT Lessors” and together with MPT the “MPT Parties”).

WITNESSETH:

WHEREAS, the Adeptus Parties and the MPT Parties are parties to that certain Master Funding and Development Agreement, dated as of July 29, 2014, as amended by those certain Joinders to Master Funding and Development Agreement, dated as of September 26, 2014, October 15, 2014, October 17, 2014, October 30, 2014, November 4, 2014, December 11, 2014, December 23, 2014, January 6, 2015, January 16, 2015, January 23, 2015, February 6, 2015, March 9, 2015 and March 19, 2015 (the “Master Agreement”), which Master Agreement, among other things, provides for the acquisition, funding and development of land and improvements relating to multiple healthcare facilities;

WHEREAS, consistent with the terms of the Master Agreement, the MPT Parties and the Adeptus Lessees have entered into that certain Master Lease Agreement, dated as of September 26, 2014, relating to multiple free-standing emergency medical facilities and general acute care hospital facilities in the States of Arizona, Colorado and Texas (as the same has been or may be modified, amended, restated or supplemented from time to time, the “2014 Master Lease”);

WHEREAS, recently the Adeptus Parties have engaged in discussions to sever certain Colorado properties from the 2014 Master Lease and add them to a new master lease as part of a joint venture with the University of Colorado Health, a nonprofit public benefit corporation (the “Colorado JV”);

WHEREAS, in connection with the Colorado JV or with respect to other potential joint venture projects (whether one or more, an “Adeptus JV”), the MPT Parties, at the request of the Adeptus Parties, are amenable to certain modifications to the structure set forth in the Master Agreement and 2014 Master Lease, which modifications will be set forth more specifically herein;

WHEREAS, the funding limitation under the Master Agreement (defined in the Master Agreement as the Maximum Funding Amount) has been (or will soon be) reached and the parties desire to amend the Master Agreement to increase the Maximum Funding Amount by the sum Two Hundred Fifty Million Dollars ($250,000,000) (the “Funding Commitment Increase”);

WHEREAS, the Adeptus Parties and the MPT Parties desire to amend further the Master Agreement to provide for the acquisition, funding, development and leasing of New Projects (as herein defined), whether the same are (a) traditional New Projects which would be developed and leased consistent with past practice pursuant to the Master Agreement and a new master lease substantially similar to the 2014 Master Lease, (b) Colorado projects which would be developed and leased pursuant to a modified structure in connection with the Colorado JV, including modifications to the deliveries under the Master Agreement and other modifications to the form of master lease heretofore utilized, or (c) new joint venture projects which would be developed and leased under structures yet to be determined;

WHEREAS, each of Adeptus and the other Adeptus Parties has derived, and will continue to derive, direct and indirect benefits (financial and otherwise) from the fundings and transactions contemplated under the Master Agreement, the 2014 Master Lease, the 2013 Master Funding Obligation Documents (as defined in the Master Agreement) and the new JV Master Lease (as herein defined) for the Colorado properties;

WHEREAS, as a result of the direct and indirect benefits (financial and otherwise) that each Obligor has derived, and will continue to derive, from the fundings and transactions contemplated under the Master Agreement, the 2014 Master Lease, the 2013 Master Funding Obligation Documents and the new JV Master Lease for the Colorado properties, the Adeptus Parties desire to amend and modify the Master Agreement and other documents so that (a) the obligations of the Adeptus Parties under and relating to the JV Master Lease for the Colorado Properties and the other documents executed in connection herewith are secured by the Adeptus Instruments (but not vice versa) and (b) defaults under any JV Master Leases and related documents constitute defaults under the 2013 Master Lease, the 2014 Master Lease and related documents (but not vice versa); and

WHEREAS, the MPT Parties and the Adeptus Parties desire to amend the Master Agreement to provide for the Funding Commitment Increase and other matters described herein, the terms and conditions hereafter provided.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                      Capitalized Terms.  Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Master Agreement.

2.                                      Increase of Maximum Funding Amount.  At the request of the Adeptus Parties, MPT has agreed to increase the Maximum Funding Amount by the sum of Two Hundred Fifty Million Dollars ($250,000,000).  Subject to the amendments herein provided, from and after the date hereof, the Maximum Funding Amount shall be Four Hundred Million Dollars ($400,000,000).

3.                                      Extension of Commitment Period.  Subject to the amendments herein provided, the Commitment Period shall be extended an additional twelve (12) months, expiring on January 31, 2017, unless terminated sooner pursuant Section 2.2 of the Agreement.

4.                                      Modifications for all New Projects.  Notwithstanding any terms or provisions of the Master Agreement or the 2014 Master Lease to the contrary, with respect to all New Projects closed by the parties utilizing proceeds of the Funding Commitment Increase, the following terms and conditions shall apply:

(a)                                 the “Lease Rate” or “Applicable Lease Rate” as defined in the 2014 Master Lease or applicable JV Master Lease for such New Projects shall be a per annum rate of Eight and Seven- Eighths Percent (8.875%), subject to annual escalators as provided therein; and

(b)                                 there shall be no letters of credit required for such New Projects, and no increases to letters of credit otherwise required under the 2014 Master Lease or applicable JV Lease as a result of such New Projects.

5.                                      JV Modifications.  MPT acknowledges that Adeptus and its Affiliates will pursue one or more regionally-specific joint venture arrangements with new partners for the purposes of developing, owning and operating healthcare facilities (each, a “New JV Project”).  In connection with each New JV Project, subject to all other terms and conditions of the Master Agreement with respect to New Projects and the approval of Target Properties, the MPT Parties and the Adeptus Parties agree to the following modifications to the 2014 Master Lease (which shall be incorporated into a new JV Master Lease) (collectively, the “JV Modifications”):

(a)                                 in connection with each Adeptus JV, the applicable Adeptus Affiliate that will enter into the new JV Master Lease as lessee thereunder shall join in the Master Agreement as a party thereto (each, an “Adeptus JV Lessee”); provided, however, that such Adeptus JV Lessee’s representations, warranties, covenants and indemnification obligations under the Master Agreement shall apply only with respect to the New JV Project to which it relates and to any other New JV Projects relating to the same Adeptus JV, but not to any other New Projects;

(b)                                 the obligations of the Adeptus JV Lessee under such JV Master Lease shall not be cross-defaulted or cross-collateralized to the Adeptus Parties’ obligations under and relating to the 2013 Master Lease or the 2014 Master Lease (collectively, the “Existing Leases”); provided, however, that the obligations of the Adeptus JV Lessee under and relating to such JV Master Lease shall be secured by the security documents and other credit enhancements securing the Existing Leases and monetary and material non-monetary defaults under such JV Master Lease shall constitute defaults under the Existing Leases (but not vice versa);

(c)                                  defaults or events of default under the 2013 Master Funding Agreement or the Master Agreement (but only to the extent any such default under the Master Agreement does not relate to the applicable Adeptus JV Lessee or the applicable New JV Projects) shall not constitute defaults under such JV Master Lease;

(d)                                 the obligations under the Existing Leases relating to each Adeptus Lessee being a “Special Purpose Entity” and maintaining all Licenses (as defined in the Existing Master Leases) for the operation of the applicable Facility shall be modified to reflect the actual ownership and licensing structure of the Adeptus JV, including, without limitation, modifying certain covenants relating to the Licenses under the Existing Leases (including Article XXXVII under each of the Existing Leases) which require more than the reasonable cooperation of the Adeptus Lessees thereunder;

(e)                                  the new Adeptus JV Lessee (as herein defined) shall sublease the properties relating to such Adeptus JV to Affiliates of such Adeptus JV pursuant to a master sublease in substantially the same form as the JV Master Lease (each, a “JV Master Sublease”), and the sublessees under the JV Master Sublease (each, an “Adeptus JV Sublessee”) shall enter into a subordination, non-disturbance and attornment agreement in form mutually agreeable to the parties (each, a “JV SNDA”); and

(f)                                   such other modifications to the structure and the leasing documents as the parties shall mutually agree.

6.                                      Future Adeptus JV.  Based upon the representations and warranties set forth in the Master Agreement, subject to the terms and conditions thereof and hereof, and subject to the foregoing JV Modifications, MPT shall cause the applicable MPT Lessors to fund the applicable Project Purchase Price (or Existing Facility Purchase Price), all Closing Costs, Pursuit Costs for the Assets relating to New JV Project, any items with respect to which Adeptus is responsible pursuant to Section 3.4 of the Master Agreement) and all hard and soft costs for the construction of Improvements in connection with New JV Projects, relating to (a) the acquisition of Real Property and the construction of additional Improvements relating to ER Facilities, (b) the acquisition of Real Property and the construction of additional Improvements relating to Hospital Facilities, and (c) the acquisition of Real Property relating to existing Hospital Facilities.

7.                                      Colorado JV.  MPT and Adeptus have agreed to restructure the Existing Master Leases to provide that all of the Colorado Properties be severed from the Existing Leases and be made subject to a JV Master Lease among the applicable MPT Lessors and the Colorado Lessee, the form of which will be mutually agreed to by MPT and Adeptus (the “Colorado JV Master Lease”).  It is understood and agreed that, in connection with the Colorado JV Master Lease, the Colorado Lessee will sublease the Colorado Properties (and any other properties acquired by an MPT Parties to be operated by the Colorado JV) to wholly-owned subsidiaries of the Colorado JV (collectively, the “Colorado JV Subs”) pursuant to a JV Master Sublease, which shall be substantially similar in form and substance to the Colorado JV Master Lease.  From and after the date hereof, (a) all New Projects relating to Real Property located in the State of Colorado and Laramie County, Wyoming shall, on the Applicable Closing Date, be made subject to the Colorado JV Master Lease rather than the Master Lease; (b) all obligations of the Adeptus Lessees under and relating to the Colorado Master Lease shall be secured by all security agreements, guarantees and other security documents securing the Master Lease (but not vice versa); and (c) all monetary and material non-monetary defaults under the Colorado JV Master Lease shall constitute a default under the Master Lease (but not vice versa).

8.                                      Commitment Fee. In addition to any other amounts required to be paid by Adeptus hereunder, contemporaneously with the execution of this Amendment, Adeptus shall pay to MPT or its designee a commitment fee in the amount of Six Hundred Twenty-Five Thousand and No/100 Dollars ($625,000.00) (the “Funding Increase Commitment Fee”), which Funding Increase Commitment Fee shall be deemed fully earned and nonrefundable.  Notwithstanding the foregoing, Adeptus’ payment of the Funding Increase Commitment Fee shall be deferred solely to the extent necessary for Adeptus to remain in compliance with the provisions of ASC 840 40 55 and Adeptus shall make monthly payments of the Funding Increase Commitment Fee to MPT on the first (1) day of each month after the date hereof, provided that the Funding Increase Commitment Fee shall be paid in full no later than the date of Completion (as defined in the applicable Project Development Agreement) of the first New Development Project utilizing proceeds of the Funding Commitment Increase.  Contemporaneously with each payment, Adeptus shall deliver to MPT a written explanation of the payment amount and the current calculation of the payment limitations under ASC 840 40 55, which explanation shall be in such detail as reasonably necessary for MPT to confirm the prevailing payment limitation.

9.                                      Amendments to Master Agreement. Notwithstanding any provisions of the Master Agreement to the contrary, effective immediately, the parties hereby amend the Master Agreement as follows:

(a)                                 Defined Terms.  Section 1.1 is amended to add the following defined terms to Section 1.1 in their appropriate alphabetical order:

“Adeptus JV” means potential joint venture projects in which Adeptus and its Affiliates will pursue one or more regionally-specific arrangements with new partners for the purposes of developing, owning and operating healthcare facilities.

“Adeptus JV Lessee” means an Adeptus Affiliate which is the lessee under a JV Master Lease.

“Colorado JV” means the Adeptus JV among Adeptus Health Colorado Holdings LLC, a Delaware limited liability company, and the University of Colorado Health, a nonprofit public benefit corporation, pursuant to that certain Operating Agreement of UCHealth Partners LLC, a Colorado limited liability company, relating to current and future healthcare facilities in the State of Colorado and Laramie County, Wyoming.

“JV Master Lease” means a master lease among the applicable MPT Lessor(s) and an Adeptus JV Lessee, which shall be in form and substance consistent with the Master Lease, subject to the JV Modifications.

“JV Master Sublease” means a master sublease among the applicable Adeptus JV Lessee and one or more Adeptus Affiliates that are direct subsidiaries of the applicable Adeptus JV.

“JV Modifications” means the “JV Modifications” as described in Section 5 of that certain Amendment to Master Funding and Development Agreement, dated as of April 17, 2015, amending this Agreement.

“JV SNDA” means a subordination, non-disturbance and attornment agreement among the applicable MPT Lessors, Adeptus JV Lessee and the sublessees under to the applicable JV Master Sublease, which shall be in form mutually agreeable to the parties.

“New JV Project” means, in connection with an Adeptus JV, either (a) a New Development Project or (b) an Existing Facility Acquisition, in each case, in accordance with the terms and conditions of this Agreement.

(b)                                 Increase of Maximum Funding Amount.  Section 2.1 is amended to delete the reference to “$150,000,000.00” in the first full paragraph and to substitute “$400,000,000.00” in lieu thereof.

(c)                                  Selection of Real Properties; Initial Approval.  Section 2.2 is deleted in its entirety and the following provision is inserted in lieu thereof:

2.2.                            Selection of Real Properties; Initial Approval.  From the date hereof until the first to occur of (a) January 31, 2017, (b) the Termination Date, or (c) the Applicable Closing Date of the Final Closing (the “Commitment Period”), Adeptus shall have the right to select parcels of real property for New Projects that it desires an MPT Lessor to acquire pursuant to the provisions of this Agreement (each, a “Target Property”).  Adeptus shall provide written notice to MPT identifying each Target Property, which notice shall indicate whether or not such Target Property relates to an Adeptus JV, together with the information described in the schedule attached hereto as Schedule 2.2(a), at least thirty (30) days prior to the anticipated Applicable Closing Date for such Target Property (each, an “Initial Target Property Notice”).  Within ten (10) Business Days after MPT’s receipt of each Initial Target Property Notice, MPT shall have the right to initially approve or reject such Target Property, which approval shall not be unreasonably withheld or conditioned.  If MPT shall fail to initially approve or reject any Target Property within said ten (10) Business Day period, MPT shall be deemed to have rejected such Target Property. Adeptus Buyer shall have the right to enter into a Real Estate Contract in accordance with Section 2.3 below.

(d)                                 Closing Deliveries for New JV Projects.  Notwithstanding any terms or conditions Sections 8.2 or 8.3 to the contrary, it is understood and agreed that on the Applicable Closing Date for each New JV Project, the parties shall enter into a JV Master Lease (or, if applicable, a joinder to an existing JV Master Lease), a JV Master Sublease (or, if applicable, a joinder to an existing JV Master Sublease), a JV SNDA, and such other documents and items as the parties shall mutually agree (taking into account the necessary JV Modifications), including, without limitation, amendments to the Existing Leases, guarantees, letters of credit, project development agreements, cost overrun guarantees and closing statements.  Further, upon the request of MPT and, in any event, on or before the first closing relating to New JV Project, Adeptus shall reimburse MPT for the Origination Costs.  As used herein, the term “Origination Costs” means the actual out of pocket costs and expenses incurred by MPT and its Affiliates in connection with the underwriting and documenting of the transactions contemplated under this Amendment, including, without limitation, attorneys’ fees and fees of third party consultants, costs and expenses relating to the preparation of this Amendment, the form of JV Master Lease and JV Master Sublease, the form JV SNDA, and any and all amendments to the Master Lease and other existing leasing and security documents, which are not necessarily related to the closing of a particular Real Property.

(e)                                  Termination. Section 9.1 is deleted in its entirety and the following is substituted in lieu thereof:

Termination.  Notwithstanding anything to the contrary in this Agreement and in addition to any termination rights provided for elsewhere in this Agreement, the obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to an Applicable Closing:  (a) by mutual written consent of the parties; (b) by Adeptus if (i) the conditions set forth in Section 7.1 shall not have been satisfied with respect to any Applicable Closing on or before January 31, 2017, or (ii) MPT shall have rejected and not acquired at least five (5) Target Properties proposed by Adeptus (provided that any such rejection is not based solely on the failure of the applicable Real Estate Contract to comply with the requirements described in Schedule 1.1, or the refusal of the Adeptus Parties to enter into a mutually acceptable Hospital Purchase Contract with respect to an Existing Facility Acquisition), or (c) by MPT if the conditions set forth in Section 7.2 shall not have been satisfied with respect to any Applicable Closing on or before January 31, 2017 (the date of any such termination under subsection (a), (b) or (c) being referred to herein as the “Termination Date”).

10.                               Ratification.  The Master Agreement, as modified and supplemented by this Joinder, is hereby confirmed and ratified in all respects and fully incorporated herein.

11.                               Necessary Action.  Each party hereto shall perform any further acts and execute and deliver any documents, including documents further evidencing the amendments described herein, and any other related documents that may be reasonably necessary to carry out the provisions of this Joinder.

12.                               Joint Drafting.  The parties hereto and their respective counsel have participated in the drafting and redrafting of this Joinder and the general rules of construction which would construe any provisions of this Joinder in favor of or to the advantage of one party as opposed to the other as a result of one party drafting this Joinder as opposed to the other or in resolving any conflict or ambiguity in favor of one party as opposed to the other on the basis of which party drafted this Joinder are hereby expressly waived by all parties to this Joinder.

13.                                      Counterparts.  This Joinder may be executed in separate counterparts, each of which shall be an original, and all of which shall be deemed to be one and the same instrument.

[Signatures are on the following pages.]

IN WITNESS WHEREOF, the parties have caused this Joinder to be executed by their duly authorized officers as of the date first written above.

MPT PARTIES:

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ Emmett E. McLean
Name:	Emmett E. McLean
Title:	Executive Vice President, COO, Secretary and Treasurer

MPT OF SUMMERWOOD FCER, LLC
MPT OF FORT WORTH FCER, LLC
MPT OF CARROLLTON AD, LLC
MPT OF CHANDLER FCER, LLC
MPT OF CONVERSE FCER, LLC
MPT OF DENVER 48TH FCER, LLC
MPT OF MCKINNEY FCER, LLC
MPT OF VICTORY LAKES FCER, LLC
MPT OF GLENDALE FCER, LLC
MPT OF GILBERT FCER, LLC
MPT OF CONROE FCER, LLC
MPT OF HOUSTON VINTAGE AD, LLC
MPT OF AURORA FCER, LLC

By:	MPT Operating Partnership, L.P.
Its:	Sole Member of each above named entity

By:	/s/ Emmett E. McLean
Name:	Emmett E. McLean
Title:	Executive Vice President, COO, Secretary and Treasurer

ADEPTUS PARTIES:

ADEPTUS HEALTH LLC

By:	/s/ Tim Fielding
Name:	Tim Fielding
Title:	Chief Financial Officer and Treasurer

ADPT-CO MPT HOLDINGS LLC

By:	Adeptus Health Colorado Holdings LLC, as its Sole Member

By:	/s/ Tim Fielding
Name:	Tim Fielding
Title:	CFO and Treasurer

SUMMERWOOD MEDICAL CENTER LLC
HASLET MEDICAL CENTER LLC
CHANDLER GERMANN MEDICAL CENTER LLC
CONVERSE MEDICAL CENTER LLC
GREEN VALLEY MEDICAL CENTER LLC
MCKINNEY 5000 EL DORADO MEDICAL CENTER LLC
VICTORY LAKES MEDICAL CENTER LLC
GLENDALE MEDICAL CENTER LLC
GILBERT MEDICAL CENTER LLC
CONROE MEDICAL CENTER LLC
NORTH AURORA MEDICAL CENTER LLC

By:	FirstChoice ER, LLC, as Sole Member of each above-named equity

By:	/s/ Tim Fielding
Name:	Tim Fielding
Title:	Chief Financial Officer and Treasurer

TEXAS REGIONAL HOSPITAL LLC ADPT HOUSTON HOLDINGS LLC

By:	Adeptus Health Ventures LLC, as Sole Member of each above-named entity

By:	/s/ Tim Fielding
Name:	Tim Fielding
Title:	Chief Financial Officer and Treasurer